Exhibit 4.3

NOT FOR USE IN ALABAMA, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A  INVESTMENT (an Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectus for BOTH offerings.

a.	☐ $ COLE CREDIT PROPERTY TRUST IV, INC.

b.	☐ $ COLE CORPORATE INCOME TRUST, INC.

☐	Initial Subscription (Minimum is $2,500)
☐	Check if amount is estimated
☐	Additional Subscription (Minimum is $1,000)
Existing Cole Account Number

☐	Initial Subscription (Minimum is $2,500)
☐	Check if amount is estimated
☐	Additional Subscription (Minimum is $1,000)
Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow
☐ ACH
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit No.	Account No.

3.	For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

B  TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration
	☐	Individual Ownership (one signature required)
	☐	Joint Tenants with Right of Survivorship (all parties must sign)
	☐	Community Property (all parties must sign)
	☐	Tenants-in-Common (all parties must sign)
	☐	Transfer on Death (fill out TOD Form to effect designation)
	☐	Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of

Custodian for

	☐	Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

		☐ S-corp	☐ C-corp (will default to S-corp if nothing is marked)
	☐	Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
	☐	LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
	☐	Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
	☐	Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust Tax ID # (if applicable)

	☐	Other (specify)

2.	Qualified Registration (make check payable to the Custodian)
	☐	Traditional IRA
	☐	Roth IRA
	☐	Keogh Plan
	☐	Simplified Employee Pension/Trust (S.E.P.)
	☐	Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial
	☐	Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City State Zip

Custodian Tax ID # (provided by Custodian)

Custodial or Clearing Firm/Platform Account #

C  REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)
Mailing Address			Mailing Address
City	State	Zip	City	State	Zip
Phone	Business Phone		Phone	Business Phone
Email Address			Email Address
SSN or Tax ID	Date of Birth		SSN or Tax ID	Date of Birth
Street Address (if different from mailing address or mailing address is a PO Box)			☐ Cole Employee or Affiliate
City	State	Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

☐
	Name of Cole Program	Cole Account Number	SSN or Tax ID
☐
	Name of Cole Program	Cole Account Number	SSN or Tax ID

D  DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Custodian or Clearing Firm/Platform of Record
☐ Reinvest	pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Mail to Address of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct	Deposit

☐ Checking ☐ Savings
Financial Institution
Routing/Transit No.	Account No.
☐ Check if banking information is same as provided in Section A-2 ☐ Mail to Brokerage Account or Third Party
Payee Name	Mailing Address
Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT) at least five business days before signing this Subscription Agreement.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa and Ohio residents: My (our) investment in CCPT IV and its affiliates does not exceed 10% of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT IV.

9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed 10% of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT IV and its affiliates.

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed 10% of my (our) liquid net worth.

7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT.

9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed 10% of my (our) net worth.

11. For North Dakota residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

E  INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date
Co-Investor’s Signature	Date

F  REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer
	Rep ID #		Rep CRD # Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No
	Mailing Address
	City State Zip
	Phone Email Address

G  REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of RIA Representative		Name of RIA Firm SEC Registered RIA ☐ Yes ☐ No State Registered RIA ☐ Yes ☐ No States Registered
Mailing Address
City State Zip
	Phone Email Address		RIA IARD
	Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No		Name of Clearing Firm
Name of Affiliate Broker Dealer

H  REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

4 © 2012 Cole Capital Advisors, Inc. All rights reserved	JOINT-AGMT-01 (01-12)